UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on February 10, 2015. On Proposal 1 - Election of Directors, the Company’s stockholders elected the following seven directors to serve until the next annual meeting and until their successors are duly elected and qualified. The votes received were as follows:

	For	Withheld	Broker Non-Votes
James J. Peterson	87,053,314	1,741,819	2,341,362
Dennis R. Leibel	86,027,665	2,767,468	2,341,362
Thomas R. Anderson	86,005,526	2,789,607	2,341,362
William E. Bendush	87,814,803	980,330	2,341,362
Paul F. Folino	87,192,499	1,602,634	2,341,362
William L. Healey	86,548,620	2,246,513	2,341,362
Matthew E. Massengill	88,118,525	676,608	2,341,362
On Proposal 2 - Advisory Vote on Executive Compensation, the Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement), as disclosed in the proxy statement. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
71,260,898	16,081,588	1,452,647	2,341,362
On Proposal 3 - Ratification of Independent Registered Public Accounting Firm, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
88,861,246	2,229,275	45,974	Not Applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: February 12, 2015	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary